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                                                                   EXHIBIT 10.19

                                 LEASE AGREEMENT

1.      The Property:              Part of Fregatten 20, as appears from
                                   Exhibit 1 hereto.
        Address:                   Industrigatan 10, Vanersborg

2.      Landlord:                  VBG Produkter AB, corporate registration
                                   number 556069-0751

3.      Tenant:                    VBG Towbars AB, corporate registration
                                   number 556259-0298

4.      Purpose:                   The Tenant shall use the rented
                                   property for industrial and office purposes.

5.      Term of the
        Lease: From the Closing Date of the Principal Agreement entered into on this day between the Landlord and Brink B.V. until 31 May 2001.

6.      Prolongation:              The term shall be prolonged for further
                                   consecutive periods of 36 months each
                                   unless this Agreement is terminated by
                                   either party giving written notice to
                                   the other party not later than 9 months
                                   before the expiry of the term.

7.      The Rent:                  The rent shall be SEK 2.000.000 per
                                   annum, payable quarterly in advance.
                                   The first rent shall cover the period
                                   from the commencement of the Term of
                                   the Lease set forth in 5 above until


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                                   June 30, 1994. The first rent shall be paid
                                   not later than ten days after the
                                   commencement of the Term of the Lease.

                                   The rent shall be adjusted annually in
                                   accordance with the following index formula:

                                     50 per cent of the rent SEK 2.000.000 be adjusted for each period of the term of the lease of 12 months, such first term to commence on 6 June 1995.

                                     The said portion of the rent shall be
                                     adjusted in accordance with the changes of the Swedish Consumer Price Index of the year 1980 using the said index as per the month of the commencement of the Term of the Lease as the base index.

                                     In the event that the Consumer Price Index, during any of the said 12 months periods commencing after 6 June 1995, has changed by more than three units compared to the said base index, the said portion of the rent shall be adjusted by the percentage of the said change.

                                   The rent adjusted as aforesaid shall apply as from the first day of the fourth month following the 12 months period giving rise for the adjustment.


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8.      VAT:                       The rent does not include VAT, which
                                   shall be paid in excess of the rent.

9.      Maintenance
        and repair:                The Landlord shall be responsible for
                                   providing all necessary heating and
                                   ventilating of the rented property as
                                   well as for the supply of water, hot
                                   water and sewage. However, the Tenant
                                   shall bear all costs therefore.

                                   The Tenant shall at its own cost be
                                   responsible for providing electricity
                                   and for cleaning and collecting garbage.

                                   Whenever necessary the Tenant shall sand traffic areas and side walks.

                                   The Landlord shall at all times and
                                   at its own expense insure that the external of the rented property are properly maintained and repaired and in good operational condition. The Tenant shall be responsible and bear the costs for the inside maintenance of the rented property.

10.     Insurance:                 The Landlord shall keep the rented property
                                   fully insured.

11.     New taxes:                 Should the rented property become subject to
                                   a real estate tax not applicable at the date of the commencement of the Term of the Lease
                                   (other than income tax or VAT levied on the rent) the Tenant shall accept an increase of the rent by such portion


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                                   and during such period in time the tax is
                                   applicable to the rented property and is paid by the Landlord.

12. Sub-lease:                     The Tenant shall not be entitled to
                                   sub-lease the property or part of it
                                   without written permission thereto from
                                   the Landlord.

13. Collateral:                    In the event that Brink B.V. as a
                                   result of its option under the
                                   Principal Agreement referred to in 5
                                   above becomes the owner of all shares
                                   of the Tenant the Tenant shall as
                                   collateral for its obligation to pay
                                   rent hereunder pledge to the benefit of
                                   the Landlord chattel mortgages of the
                                   businesses of the Tenant of SEK
                                   1.000.000 within SEK 11.000.000 (Fore-
                                   tagshypotek a SEK 1.000.000 inom SEK
                                   11.000.000). Such pledge shall be made
                                   30 days after Brink B.V. has become the
                                   owner of all shares of the Tenant.


Date: 25/5 1994
Place: Staphorst, NL


LANDLORD                                        TENANT
VBG PRODUKTER AB                                VBG TOWBARS AB

       [SIG]                                            [SIG]
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